                          CERTIFICATE OF INCORPORATION

                                       OF

                       SIXTH BUSINESS SERVICE GROUP, INC.

        The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware,
(particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General
Corporation Law of the State of Delaware"), hereby certifies that:

        FIRST: The name of the corporation (hereinafter called the "corporation")
is Sixth Business Service Group, Inc.

        SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 2711 Centerville Rd., Suite 400,
Wilmington, Delaware 19808; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

        THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act(s) and activity for which corporation may be organized under the General
Corporation Law of the State of Delaware, and:

        FOURTH:

                (1) The total number of shares of stock which the Corporation shall have authority to issue is 60 million (60,000,000), consisting of 50 million
        (50,000,000) shares of Common Stock, par value $.01 per share ("Common Stock"), and ten million (10,000,000) of Preferred Stock, par value $.01 per share ("Preferred Stock").

                (2) Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or special rights, and the qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the corporation (the "Board of Directors"), and the Board of Directors is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

                The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                        (a) the number of shares constituting that series and the
                distinctive designation of that series;

                        (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                        (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                        (d) whether that series shall have conversion privileges,
                and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                        (e) whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                        (f) whether that series shall have a sinking fund for the

                redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                        (g) the rights of the shares of that series in the event
                of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                        (h) any other relative rights, preferences and limitations of that series.

                (3) (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation
        (including any certificate of designations relating to any series of Preferred
        Stock) or pursuant to the General Corporation Law of the State of Delaware.

                (b) Except as otherwise required by law, holders of a series of
        Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation
        (including any certificate of designations relating to such series).

                (c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

                (d) Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of
        Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the corporation upon such dissolution, liquidation or winding up of the corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

        FIFTH: The name and address of the incorporator is as follows:

                NAME                                            ADDRESS
                Michael T. Williams                             2503 W. Gardner Court
                                                                Tampa, Florida 33611

        SIXTH: The corporation is to have perpetual existence.

        SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions ofss.291 Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions ofss.279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said corporation or arrangement of the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also in this corporation.

        EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

        1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board"
           and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of Directors which the corporation would have if there were no vacancies. No election of Directors need be by written ballot.

        2. After the original or other Bylaws of the corporation have been adopted, amended or repealed, as the case may be, in accordance with the provisions ofss.109 of the General Corporation Law of the State of Delaware, and,
           after the corporation has received any payment for any of its stock, the power to adopt, amend or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of Directors of the corporation for staggered terms pursuant to the provisions of subsection (d) ofss.
           141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

        3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock,

           no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) ofss.242 of the
           General Corporation Law of the State of Delaware shall otherwise require;
           provided that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

        NINTH: The personal liability of the Directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) ofss.102 of the General Corporation Law of the State of Delaware,
as the same may be amended and supplemented.

        TENTH: The corporation shall, to the fullest extent permitted by the provisions ofss.145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inscribed in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on June 15, 2001.

/s/ Michael T. Williams
Michael T. Williams
Incorporator